OPHTHALMIC IMAGING SYSTEMS 221 Lathrop Way, Suite I SACRAMENTO, CA 95815	CONTACTS: Gil Allon, CEO Ariel Shenhar, CFO (916) 646-2020 INVESTOR RELATIONS TODD FROMER / GARTH RUSSELL KCSA Worldwide 212-896-1215 / 212-896-1250 FOR IMMEDIATE RELEASE

Ophthalmic Imaging Systems to Present at the
Wall Street Reporter Conference on June 21st

SACRAMENTO, Calif., June 16, 2006 — Ophthalmic Imaging Systems (OTCBB:OISI), a leading provider of ophthalmic digital imaging systems, announced today that it will be presenting at the Wall Street Reporter’s 8th annual Small-Cap Discovery Conference, an investment event for micro-cap companies, on Wednesday, June 21, 2006.

During the event, Steven Verdooner, President of OIS, will discuss the Company’s past performance, and strategy for growth.

The conference will be held in New York City at the Roosevelt Hotel, located at 45 east 45th St. For a complete schedule, or to register to attend the conference, please visit www.wallstreetreporter.com.

ABOUT OPHTHALMIC IMAGING SYSTEMS

Ophthalmic Imaging Systems (www.oisi.com), a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. The Company, together with MediVision, co-market and support their products through an extensive network of dealers, distributors, and direct representatives.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company’s control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company’s periodic filings with the Securities and Exchange Commission.

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